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                                                                       Exhibit 5
                                                                       ---------



                             SAMSONITE CORPORATION
                             11200 East 45th Avenue
                             Denver, Colorado 80239



                                  May 28, 1998


Samsonite Corporation
11200 East 45th Avenue
Denver, Colorado 80239

Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission by Samsonite Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 77,778 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, to be issued under the Agreement Between Samsonite Corporation and Luc Van Nevel and the Agreement Between Samsonite Corporation and Thomas R. Sandler, each dated May 15, 1996 (the "Agreements").

     In connection with this opinion, I have examined such documents, certificates, instruments and other records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. Additionally, I have examined such questions of law and fact as I have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, it is my opinion that all of the Shares have been duly authorized, and when issued and delivered in accordance with the terms of the Agreements, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.


                               Very truly yours,


                             /s/ D. Michael Clayton
                      ___________________________________
                               D. Michael Clayton